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                                                                    EXHIBIT 99.1

[LOGO]
InfoSpace

                     InfoSpace Buys Back 21.7 Million Shares

Bellevue, WA. (September 10, 2001) - InfoSpace, Inc. (NASDAQ: INSP), a leading provider of the platform and applications that enable partners to deliver consumer and commerce services across the Internet to any device over current and next-generation networks, today announced the buy back of approximately 21.7 million shares. The Company will repurchase the shares from Vulcan Ventures at a discount to the current trading price of InfoSpace stock in an unsolicited, privately negotiated transaction. InfoSpace plans to retire the repurchased shares, which will decrease the total number of outstanding shares.

"We had been looking at ways we could decrease the number of shares outstanding and this was a favorable opportunity for us to do just that. We feel that decreasing the amount of shares outstanding is beneficial to our shareholders," said Naveen Jain, Chairman and CEO of InfoSpace. "We are looking forward to continuing to work with Paul Allen and Bill Savoy to help InfoSpace realize its full potential."

"We continue to be excited about the current and future prospects of InfoSpace, especially in their high growth areas of wireless and merchant," said Paul Allen. "We look forward to continuing our long and productive relationship with InfoSpace as a member of its board of directors and as a business advisor."

"We continue to be excited about InfoSpace's opportunities in its business areas, solid execution, a strong management team and a dedicated group of employees that are poised to capitalize on some of the most exciting and prosperous opportunities in the market today. Our agreement with InfoSpace to sell our shares is a result of ongoing in-depth analysis of our portfolio management in the current market environment and our desire to mitigate tax liabilities for the year," said William Savoy, Vice President of Vulcan Ventures. "I personally look forward to continuing my role as a director in the Company and working towards making InfoSpace successful for the long term."



About InfoSpace, Inc.
InfoSpace, Inc. (NASDAQ: INSP) provides an integrated technology platform and suite of applications that enable partners to deliver consumer and commerce services across the Internet to any device over current and next-generation wireless, broadband and narrowband networks. The Company's array of products includes consumer services, such as communication, entertainment, gaming and voice applications, as well as commerce services, including payments, promotions and shopping. Together, the InfoSpace platform and applications comprise a highly flexible and scalable end-to-end solution that can be rapidly deployed under a partner's brand. InfoSpace's partners and affiliates include more than 3,200 Web sites and companies worldwide, including Verizon, AT&T Wireless, Cingular Wireless, Virgin Mobile, Charles Schwab, Intel, Lucent, Nortel, AOL, Microsoft, Lycos, National Discount Brokers and Bloomberg, among others.

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CONTACTS:
Joni Hanson
Senior Vice President, Investor Relations and Communications
InfoSpace, Inc.
(425) 201-6100
joni.hanson@infospace.com
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Nicole Knowles
Director, Investor Relations
(425) 201-8930
nicole.knowles@infospace.com

This release contains forward-looking statements relating to the development of InfoSpace, Inc.'s products and services and future operating results, including statements regarding InfoSpace's business that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace's actual results include the progress and costs of the development of our products and services and the timing of market acceptance of those products and services. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace's Annual Report on Form 10-K, in the section entitled "Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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